Exhibit 5.1

July 12, 2007
Corning Natural Gas Corporation
330 W. William St.
Corning, New York 14830
Ladies and Gentlemen:
     On July 12, 2007, Corning Natural Gas Corporation, a New York corporation (“Corning” or the “Company”), filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to a rights offering to holders of record of its common stock, par value $5.00 per share (the “Common Stock”), of up to 506,918 investment units, consisting of one share of Common Stock and one warrant entitling the holder to purchase 0.7 shares of Common Stock (the “Warrants” and collectively with the Common Stock, the “Investment Units”). We have acted as counsel to Corning in connection with the preparation and filing of the Registration Statement. Capitalized terms used herein and not otherwise defined have the meanings attributed to them in the Registration Statement.
     In connection herewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus included in the Registration Statement; (iii) the Second Amended and Restated Bylaws of Corning; (iv) the Restated Certificate of Incorporation of Corning; (v) resolutions of the Board of Directors of Corning authorizing the offering and issuance of the Investment Units to be sold by Corning and related matters; (vi) the proposed form of the Warrant Agreement (as and when signed, the “Warrant Agreement”); and (vii) such other documents and instruments as we have deemed necessary or appropriate in connection with this opinion letter.
     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. We have made such investigations of law as we deemed appropriate for renderings the opinions expressed below. As to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or trustees of Corning and upon documents, records and instruments furnished to us by Corning, without independently checking or verifying the accuracy of such documents, records and instruments.

One Cleveland Center
20th Floor
1375 East Ninth Street
Cleveland, OH 44114-1793
216-696-8700
www.kjk.com
     Based upon the foregoing, we are of the opinion that:
1.	The Common Stock to be sold by Corning pursuant to the Registration Statement has been duly and validly authorized and, when issued and delivered in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

2.	The Warrants to be sold by Corning pursuant to the Registration Statement have been duly and validly authorized and, when issued and delivered in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued.
3.	The Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) has been duly and validly authorized and, upon issuance, delivery and payment therefor in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable.
     We are opining herein only as to the federal law of the United States and the Business Corporation Law of the State of New York.
     We express no opinion as to the contents of the Registration Statement or the related Prospectus, other than as to the validity of the Common Stock, Warrants and Warrant Shares.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Respectfully submitted,
KOHRMAN JACKSON & KRANTZ P.L.L.

By:	/s/ Christopher J. Hubbert

Christopher J. Hubbert, a partner